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ENVIRI CORPORATION

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The following is a press release issued by Enviri Corporation (the “Corporation”) in connection with the announcement of the proposed sale of the Corporation’s Clean Earth business to Veolia Environnement S.A.

FOR IMMEDIATE RELEASE

Enviri Announces Chief Financial Officer Tom Vadaketh’s Retirement and Plans to Appoint Pete Minan as New Enviri CFO

•	Tom Vadaketh will retire following the Clean Earth sale and spin-off of New Enviri that is expected mid-year

•	Former Enviri CFO, Pete Minan, will bring finance industry experience and deep understanding of Enviri and its Harsco Environmental and Rail businesses

PHILADELPHIA (Jan. 05, 2026) – Enviri Corporation (NYSE: NVRI) (“Enviri,” or the “Company”) today announced the retirement of Chief Financial Officer (“CFO”) Tom Vadaketh and the planned appointment of Pete Minan as CFO of New Enviri concurrently with the planned spin-off into a standalone publicly traded company. Minan will serve as a consultant to the Company as New Enviri prepares for the spin-off.

“We are grateful for Tom’s impact on the organization and the strength he has brought to our finance function, especially throughout our successful strategic alternatives initiative,” said Enviri Chairman and CEO Nick Grasberger. “Tom is guiding the Company through a time of significant change, providing steady leadership, technical expertise, and disciplined financial stewardship, and leaving a legacy of financial discipline, increased engagement, and professional development for our finance team. He has positioned the Company well for its next chapter, and we wish him well in his retirement.”

As previously announced, the spin-off of New Enviri will be effected in connection with the Company’s sale of Clean Earth to Veolia Environnement SA. The Clean Earth sale remains on track for completion in mid-2026, and Tom Vadaketh will remain Chief Financial Officer of Enviri until the transactions are completed.

“I am pleased to welcome Pete back as the CFO of New Enviri as we position Harsco Environmental and Rail for success and build a company that creates value for shareholders and customers,” said Russell Hochman, Enviri President and Chief Operating Officer and

CEO designate of New Enviri. “Pete’s financial acumen, deep understanding of our businesses, and strategic mindset make him the ideal financial leader for New Enviri.”

“Harsco Environmental and Rail are market-leading providers of innovative solutions for the steel and rail industries, and they have a significant opportunity to drive enhanced financial performance and sustainable growth under their new company structure,” said Mr. Minan. “I am eager to hit the ground running and look forward to partnering with Russell and the leadership team to ensure a successful and seamless separation and to create value for our New Enviri shareholders.”

Additional members of New Enviri’s leadership team, as well as its Board of Directors, will be announced at a later date. The Company expects to file a Form 10 registration statement for New Enviri with the U.S. Securities and Exchange Commission in connection with the New Enviri spin-off, which remains subject to satisfaction of customary closing conditions.

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About Enviri

Enviri is transforming the world to green, as a trusted global leader in providing a broad range of environmental services and related innovative solutions. The Company serves a diverse customer base by offering critical recycle and reuse solutions for their waste streams, enabling customers to address their most complex environmental challenges and to achieve their sustainability goals. Enviri is based in Philadelphia, Pennsylvania and operates in more than 150 locations in over 30 countries. Additional information can be found at www.enviri.com.

About Pete Minan

Pete Minan joined Harsco Corporation as CFO in October 2014 and served in the role for seven years until his retirement in October 2021. He returned to Enviri in an interim basis as CFO in August 2022, serving through October 2023 and overseeing the Company’s global financial strategy. Prior to joining the Company, Mr. Minan was a Senior Partner at KPMG, where he developed an extensive background in global financial management during nearly 30 years at the firm. Mr. Minan most recently served as an adjunct Professor of Finance at Drexel University. Mr. Minan holds a B.S. from the University of Virginia and is a Certified Public Accountant.

Additional Information and Where to Find It

In connection with the proposed sale of Clean Earth and the contemplated spin-off of New Enviri, the Company and New Enviri will be filing documents with the SEC, including preliminary and definitive proxy statements of the Company relating to the proposed transaction and a registration statement relating to the shares of New Enviri. The definitive proxy statement will be mailed to the Company’s shareholders in connection with the proposed acquisition. This communication is not a substitute for the proxy statement, the registration statement or any other document that may be filed by the Company or New Enviri with the SEC. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. Any vote in respect of resolutions to be proposed at the Company’s shareholder meeting to approve the proposed transaction should be made only on the basis of the information contained in the Company’s proxy statement and documents incorporated by reference therein. Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s website at www.sec.gov or on the Company’s website at www.enviri.com.

Participants in Solicitation

The Company, its directors, and certain of its respective executive officers may be deemed to be participants in the solicitation of proxies from shareholders of the Company in connection with the proposed transaction under the rules of the SEC. Information about the interests of the directors and executive officers of the Company and other persons who may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement to be filed with the SEC by the Company related to the proposed transaction. Information about the directors and executive officers of the Company and their ownership of shares of Company common stock and other securities of the Company can be found in the sections entitled “Non-Employee Director Compensation”, “Share Ownership of Directors, Management and Certain Beneficial Owners”, “Compensation Discussion & Analysis”, “Discussion and Analysis of 2024 Compensation”, “Termination or Change of Control Arrangements”, “Equity Compensation Plan Information as of December 31, 2024” included in the Company’s proxy statement in connection with its 2025 Annual Meeting of Stockholders, filed with the SEC on March 12, 2025; in the Form 3 and Form 4 statements of beneficial ownership and statements of changes in beneficial ownership filed with the SEC by the Company’s directors and executive officers; and in other documents subsequently filed by the Company with the SEC. Investors and security holders may obtain free copies of these documents and other related documents filed with the SEC at the SEC’s website at www.sec.gov or on the Company’s website at www.enviri.com.